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                                                                  Exhibit 10.8.2

                                    ADDENDUM
                                       TO
                    EXECUTIVE MANAGEMENT SEVERANCE AGREEMENT

         ADDENDUM, dated as of December 31, 2001, to Executive Management Severance Agreement dated August 11, 1999, between John F. McCabe, (the "Executive") residing at 10700 Schindel Court, Great Falls, Virginia 22066, and Condor Technology Solutions, Inc., a Delaware corporation (the "Corporation"), with offices at 351 W. Camden Street, 8th Floor, Baltimore, Maryland 21201 (the "Agreement").

WHEREAS, the Agreement provides for certain compensation and benefits to the Executive following a change of control of the Corporation; and

WHEREAS, there will be a change of control of the Corporation upon the issuance of shares representing fifty five percent of all shares of the Corporation's common stock outstanding to a trust established by the Corporation's lender group, led by First Union National Bank, or to members of the lender group; and

WHEREAS, the Corporation desires to reduce the cost of internal legal services in order to meet budget objectives in calendar year 2002; now therefore it is AGREED that

     1. The Executive shall be on unpaid leave one (1) day per calendar week, commencing the week of December 31, 2001, and the Executive shall receive no cash bonus in respect of services rendered during calendar year 2001, constituting a reduction in compensation.

     2. The parties to the Agreement acknowledge that the severance benefits provided to the Executive upon termination of employment could decrease over time after a change of control of the Corporation in accordance with the schedule provided in Exhibit A to the Agreement.

     3. A delay in the exercise of any rights under the Agreement by the Executive shall not constitute a waiver of such rights and shall not limit such rights.

     4. Except as set forth above, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Addendum to the Agreement as of the day and year first above written.

CONDOR TECHNOLOGY SOLUTIONS, INC.

/s/ J. L. Huitt                                         /s/ John F. McCabe
-------------------------------------                 --------------------------
J. L. Huitt, Jr., President and                         John F. McCabe
Chief Executive Officer